EXHIBIT 23
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                          INDEPENDENT AUDITORS' CONSENT


Board of Trustees
BankAtlantic Security Plus Plan:

We consent to incorporation by reference in the Registration Statement (No. 333-82489) on Form S-8 of BankAtlantic Bancorp, Inc. of our report dated July 8, 1999, relating to the statements of net assets available for plan benefits of the BankAtlantic Security Plus Plan as of December 31, 1998 and 1997, the related statement of changes in net assets available for plan benefits for the year ended December 31, 1998 and the supplemental schedule of assets held for investment purposes as of December 31, 1998, and schedule of reportable transactions for the year ended December 31, 1998, which report appears in the December 31, 1998 annual report on Form 11-K of the BankAtlantic Security Plus Plan filed by BankAtlantic Bancorp, Inc.



/s/ KPMG LLP
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Fort Lauderdale, Florida
September 15, 1999
















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